UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

SBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4000 Executive Parkway, Suite 200 San Ramon, CA		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 355-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01: Other Events

On April 11, 2007, SBE, Inc. (the “Company”) received a determination letter from The Nasdaq Stock Market (“Nasdaq”) Listing Qualifications Panel granting SBE’s request for continued listing on the Nasdaq Stock Market subject to certain conditions listed below. This action follows recent steps taken by SBE to come into compliance with Nasdaq requirements for continued listing including a gain to stockholders’ equity resulting from the $2.2 million sale of its embedded hardware business to One Stop Systems, Inc. on March 30, 2007 and an increase in bid price resulting from the 1-for-5 reverse stock split effected on April 2, 2007.

Previously, SBE had received Nasdaq Staff Determination letters informing the Company that it was not in compliance as set forth in Marketplace Rule 4310(c)(4), which requires the Company to maintain a minimum bid price of $1.00 and Marketplace Rule 4310(c)(2)(B), which requires the Company to maintain minimum stockholders' equity of $2.5 million, or $35.0 million market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

SBE’s continued listing is subject to certain specified conditions, including:

1.	On or before April 17, 2007, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

2.
On or before April 30, 2007, the Company shall file an initial listing application with The Nasdaq Stock Market with respect to the pending merger with Neonode, unless the Company delays or decides not to go forward with the merger.

3.	On or before May 31, 2007, the Company must file a Form 8-K with pro forma financial information indicating that it plans to report shareholders’ equity of $2.5 million or greater as of quarter end.

4.
The Company shall immediately notify the Panel if it enters into an agreement to sell, transfer or otherwise dispose of its software business before it consummates a merger with Neonode, and the Panel may revisit its exception.

A copy of the Company’s press release announcing receipt of the staff determination letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press Release, dated April 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 19, 2007

SBE, Inc.

By:	/s/ David W Brunton
David W Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of SBE, Inc., dated April 16, 2007